Pricing Supplement No. 50                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
including the Prospectus dated May 18, 1995)

Trade Date: 12/4/96                                           Registration
           -------------------                                File No.
                                                              33-59227



      IKON Capital, Inc.(formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP:  01374QCK2
      ---------------------------------
Principal Amount:  12,000,000           Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 6.30%           Interest Rate Basis: N/A
                              ---------                            -------------
Interest Payment Date(s):  N/A             -Commercial Paper Rate:
                         --------------                           ----------
   (other than June 15 and December 15)    -Prime Rate:
Regular Record Date(s): N/A                            ---------------------
                       ----------------    -LIBOR:
   (other than May 31 and November 30)            --------------------------
Stated Maturity: 12/10/01                  -Treasury Rate:
                -----------------------                   ------------------
Specified Currency:  US Dollars            -CD Rate:
                    -------------------             ------------------------
Applicable Exchange Rate                   -Federal Funds Rate:
            (if any):  N/A                                     -------------
                     ------------------    -Other:
   US Dollar $1.00 =  N/A                         --------------------------
                     ------------------
Issue Price (as a percentage of           Index Maturity: N/A
             principal amount):  100%                     ------------------
                               --------   Spread:   N/A
Selling Agent:                                   ---------------------------
  -Lehman Brothers:                       Spread Multiplier:  N/A
                   ----------------                         ----------------
  -Chase Securities, Inc.:                Maximum Interest Rate:  N/A
                          ---------                             ------------
  -Goldman, Sachs & Co:                   Minimum Interest Rate:  N/A
                       ------------                             ------------
  -Merrill Lynch & Co:       X            Initial Interest Rate:  N/A
                      -------------                             ------------
  -Other:                                     Interest Reset Date(s)
         --------------------------           (if semi-annually or annually):

Selling Agent's Commission (%): .50%          ------------------------------
                               --------         Third Wednesday of: N/A
Purchasing Agent: N/A                                              ------------
                 ----------------------          Interest Reset Date (if weekly,
Purchasing Agent's Discount or                   monthly, or quarterly):
   Commission (%): N/A                                                  -------
                  ---------------------   Interest Determination Date(s):  N/A
Type of Sale:                                                            -----
        As Agent: X   As Principal:       Calculation Date(s):  N/A
                 ----              ----                       ---------------
Net proceeds to the Company: 11,940,000   Calculation Agent:  N/A
                            -----------                     -----------------
Settlement date                           Interest Payment Date(s): N/A
  (original issue date):12/09/96                                   ----------
                        ---------------    (other than June 15 and December 15)
Redemption Commencement
  Date (if any): N/A                      Regular Record Date(s): N/A
                -----------------------                          ------------
Redemption Period: N/A                     (other than May 31 and November 30)
                  ---------------------
Exchange Rate Agent: N/A                  Interest Reset Period: N/A
                    -------------------                         -------------
Original Issue Discount Security:
        Yes:    No:  X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ O. Gordon Brewer, Jr.
              ------------------------------------------------------